UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 13, 2003


                                 FX ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                         0-25386               87-0504461
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


                    3006 Highland Drive
                         Suite 206
                   Salt Lake City, Utah                           84106
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         (Address of principal executive offices)               (Zip code)


                                 (801) 486-5555
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              (Registrant's telephone number, including area code)


                                      N/A
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              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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FX Energy, Inc. issued the following press release today:

                   FX Energy Completes Private Equity Offering
                    Rolls-Royce Power Ventures Note Extended

         Salt Lake City, March 13, 2003 - FX Energy, Inc. (Nasdaq: FXEN) today announced the completion of a private equity offering of 2.25 million shares of convertible preferred stock resulting in proceeds to the Company of $5.625 million. Investors in the private offering also received 2.25 million warrants to purchase a share of common stock at $3.60 per share. Approximately $2.3 million of the funds were used to reduce the note payable to Rolls-Royce Power Ventures, Ltd. ("RRPV"). The due date for the balance remaining on the RRPV note has been extended to December 31, 2003. The remaining funds from the offering will be used for working capital and general corporate purposes.

         "FX Energy has proven its ability to acquire rights to excellent quality exploration acreage, attract quality industry partners and gain the support of well respected technical and financial advisors," stated James McCroy, President of JHM Investment Group, the general partner of CB II Capital Group, LP, the investment group which subscribed for the largest block of the shares in the private placement. "CB II Capital believes that having the financial resources to mature existing leads into drillable prospects on FX's Fences II acreage has the potential to create significant incremental value for FX Energy shareholders."

         David Pierce, president of FX Energy added, "the Sroda block in our Fences II project area has two prospects ready to drill. We are currently talking to industry about participating in the exploration of the Sroda block. This private offering is important because it will enable us to do geophysical work in the remaining portion of the Fences II and in Fences III that we believe will greatly enhance the value of future farmout terms for FX Energy."

         FX Energy holds interests in five project areas in Poland:

         The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest subject to the right of CalEnergy Gas to earn half of that 49%. POGC holds 51%.

         The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and POGC holds 51%.

         The Fences III project area covers approximately 553,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

         The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy holds a 100% interest in the Pomerania project area except for one block of approximately 225,000 acres, where its interest is 74% and POGC holds 26%.

         The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

                                 ______________

         For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2001 annual report on Form 10-K and other SEC reports or visit FX Energy's website at www.fxenergy.com.

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2001 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            FX ENERGY, INC.
                                            Registrant


Dated:  March 13, 2003                       By  /s/ Scott J. Duncan
                                                --------------------------------
                                                 Scott J. Duncan, Vice-President

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